The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated December 15, 2016

PRELIMINARY PRICING SUPPLEMENT No. U1864

(To the Underlying Supplement dated December 2, 2016,

Product Supplement No. I dated May 4, 2015,

Prospectus Supplement dated May 4, 2015 and

Prospectus dated May 4, 2015)

Equity Index Linked Securities

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-202913 and 333-180300-03 December 15, 2016

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

■	Linked to the lowest performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index (each referred to as an “Index” and collectively as the “Indices”)

■	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case on the closing level of the lowest performing Index on the relevant calculation day. The lowest performing Index on any calculation day is the Index that has the lowest closing level on that calculation day as a percentage of its starting level

■	Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the closing level of the lowest performing Index on the calculation day for that quarter is greater than or equal to its threshold level. However, if the closing level of the lowest performing Index on a calculation day is less than its threshold level, you will not receive any contingent coupon payment for the relevant quarter. If the closing level of the lowest performing Index is less than its threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The contingent coupon rate will be determined on the pricing date and will be within the range of 6.80% to 7.80% per annum

■	Automatic Call. If the closing level of the lowest performing Index on any of the quarterly calculation days from June 2017 to September 2018, inclusive, is greater than or equal to its starting level, we will automatically call the securities for the original offering price plus a final contingent coupon payment

■	Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the original offering price at stated maturity if, and only if, the ending level of the lowest performing Index is greater than or equal to its threshold level. If the ending level of the lowest performing Index is less than its threshold level, you will lose more than 35%, and possibly all, of the original offering price of your securities

■	The threshold level for each Index is equal to 65% of its starting level

■	If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Index from its starting level to its ending level if its ending level is less than its threshold level, but you will not participate in any appreciation of any Index and will not receive any dividends on securities included in any Index

■	Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably

■	All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment

■	No exchange listing; you should be willing and able to hold your securities to stated maturity.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” in this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, the product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Issuer
Per Security	$1,000.00	$22.50	$977.50
Total
(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities. See “Supplemental Plan of Distribution” in this pricing supplement for further information.

Credit Suisse AG (“Credit Suisse”) currently estimates the value of each $1,000 original offering price of the securities on the pricing date will be between $945 and $975 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). This range of estimated values reflects terms that are not yet fixed. A single estimated value reflecting final terms will be determined on the pricing date. See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Wells Fargo Securities

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Supplemental Terms Of the Securities

The Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019 are senior unsecured debt securities of Credit Suisse that do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call upon the terms described in this pricing supplement. Whether the securities pay a quarterly contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case upon the closing level of the lowest performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index (each referred to as an “Index”) on the relevant calculation day. The lowest performing Index on any calculation day is the Index that has the lowest closing level on that calculation day as a percentage of its starting level. The securities provide:

(i)	quarterly contingent coupon payments at a rate of 6.80% to 7.80% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call if, and only if, the closing level of the lowest performing Index on the applicable quarterly calculation day is greater than or equal to 65% of its starting level;

(ii)	the possibility of an automatic early call of the securities for an amount equal to the original offering price plus a final contingent coupon payment if the closing level of the lowest performing Index on any of the quarterly calculation days from June 2017 to September 2018, inclusive, is greater than or equal to its starting level; and

(iii)	if the securities are not automatically called prior to stated maturity:

(a)	repayment of the original offering price if, and only if, the ending level of the lowest performing Index is greater than or equal to its threshold level; and

(b)	full exposure to the decline in the level of the lowest performing Index from its starting level to its ending level if the ending level of the lowest performing Index is less than its threshold level.

If the closing level of the lowest performing Index on any quarterly calculation day is less than 65% of its starting level, you will not receive any contingent coupon payment for that quarter. If the securities are not automatically called prior to stated maturity and the ending level of the lowest performing Index is less than the threshold level, you will lose more than 35%, and possibly all, of the original offering price of your securities at stated maturity. Accordingly, you will not receive any protection if the ending level of the lowest performing Index is less than its threshold level.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Index, but you will be fully exposed to the decline in the lowest performing Index on the final calculation day if the securities are not automatically called prior to stated maturity and the ending level of the lowest performing Index is less than its threshold level.

All payments on the securities are subject to the credit risk of Credit Suisse.

Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably.

The securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index. Unlike those alternative investments, the securities will be subject to the full risks of each Index, with no offsetting benefit from the better performing Indices. The securities are designed for investors who understand and are willing to bear this additional risk in exchange for the potential contingent coupon payments that the securities offer. Because the securities may be adversely affected by poor performance by any Index, you should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

PRS-2

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Terms of the Securities

The S&P 500® Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. The Russell 2000® Index is an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market. The EURO STOXX 50® Index is an equity index that is composed of 50 component stocks of sector leaders in 12 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone.

You should read this pricing supplement together with the underlying supplement dated December 2, 2016, the product supplement dated May 4, 2015, the prospectus supplement dated May 4, 2015 and the prospectus dated May 4, 2015, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement dated December 2, 2016:

http://www.sec.gov/Archives/edgar/data/1053092/000095010316018406/dp70262_424b2-underlying.htm

•	Product supplement No. I dated May 4, 2015:

http://www.sec.gov/Archives/edgar/data/1053092/000095010315003534/dp55815_424b2-psno1.htm

•	Prospectus supplement and Prospectus dated May 4, 2015:

http://www.sec.gov/Archives/edgar/data/1053092/000104746915004333/a2224570z424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

PRS-3

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Terms of the Securities (Continued)

We have designed the securities for investors who:

▪	seek an investment with contingent quarterly coupon payments at a rate of 6.80% to 7.80% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call, if, and only if, the closing level of the lowest performing Index on the applicable quarterly calculation day is greater than or equal to 65% of its starting level;

▪	understand that if the ending level of the lowest performing Index is less than its threshold level, they will be fully exposed to the decline in the lowest performing Index from its starting level to its ending level and will lose more than 35%, and possibly all, of the original offering price at stated maturity;

▪	are willing to accept the risk that they may not receive any contingent coupon payment on one or more, or any, quarterly contingent coupon payment dates over the term of the securities and may lose all of the original offering price per security at stated maturity;

▪	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;

▪	understand that the return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day and that they will not benefit in any way from the performance of the better performing Indices;

▪	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index;

▪	understand and are willing to accept the full downside risks of each Index;

▪	are willing to forgo participation in any appreciation of any Index and dividends on securities included in the Indices; and

▪	are willing to hold the securities to stated maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to stated maturity;

▪	require full payment of the original offering price of the securities at stated maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

▪	are unwilling to accept the risk that the ending level of the lowest performing Index may be less than its threshold level;

▪	seek certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Index;

▪	seek exposure to a basket composed of each Index or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index;

▪	are unwilling to accept the risk of exposure to the large- and small-capitalization segments of the United States equity market and the Eurozone equity market;

▪	are unwilling to accept the credit risk of Credit Suisse; or

▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-4

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Terms of the Securities (Continued)

Market Measures:	The S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index (each referred to as an “Index,” and collectively as the “Indices”)
Pricing Date:	December 29, 2016.
Issue Date:	January 4, 2017. (T+3)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with an original offering price of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing Index on the immediately preceding calculation day is greater than or equal to its threshold level.

If the closing level of the lowest performing Index on any calculation day is less than its threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing Index is less than its threshold level on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Each quarterly contingent coupon payment, if any, will be calculated per security as follows: $1,000 x contingent coupon rate x (90/360). Any contingent coupon payments will be rounded to the nearest cent, with one-half cent rounded upward.

Contingent Coupon Payment Dates:

Quarterly, on the fourth business day following each calculation day. Each calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable, provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity.

No further contingent coupon payments will be payable following the call settlement date related to an automatic call. Contingent coupon payments will be payable to the holders of record at the close of business on the business day immediately preceding the applicable contingent coupon payment date, provided that the contingent coupon payment payable on the call settlement date or stated maturity, as applicable, will be payable to the person to whom the automatic call amount or the payment at stated maturity, as applicable, is payable. The amount of any contingent coupon payment will not be adjusted in respect of any postponement of a contingent coupon payment date and no interest or other payment will be payable hereon because of any such postponement of a contingent coupon payment date.

Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be within the range of 6.80% to 7.80% per annum.
Automatic Call:

If the closing level of the lowest performing Index on any of the quarterly calculation days from June 2017 to September 2018, inclusive, is greater than or equal to its starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the original offering price per security plus a final contingent coupon payment (the “automatic call amount”). The securities will not be subject to automatic call until the second quarterly calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

PRS-5

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Terms of the Securities (Continued)

Calculation Days:	Quarterly, on the 28th day of each March, June, September and December, commencing March 2017 and ending December 2018, each subject to postponement as described below under “—Postponement of a Calculation Day.” We refer to December 28, 2018 as the “final calculation day.” To the extent that we make any change to the expected pricing date or expected issue date, the calculation days may also be changed in our discretion to ensure that the term of the securities remains the same.
Call Settlement Date:	Four business days after the applicable calculation day. Each calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable.
Stated Maturity:

January 4, 2019. If the final calculation day is postponed for any Index, the stated maturity will be the later of (i) January 4, 2019 and (ii) three business days after such final calculation day as postponed. See “—Postponement of a Calculation Day” below. To the extent that we make any change to the expected pricing date or expected issue date, stated maturity may also be changed in our discretion to ensure that the term of the securities remains the same. If the stated maturity is not a business day, the payment to be made at stated maturity will be made on the next succeeding business day with the same force and effect as if it had been made at stated maturity. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity. The amount of any contingent coupon payment will not be adjusted in respect of any postponement of the stated maturity and no interest or other payment will be payable hereon because of any such postponement of the stated maturity.

Payment at Stated Maturity:

If the securities are not automatically called prior to stated maturity, you will be entitled to receive at stated maturity a cash payment per security in U.S. dollars equal to the redemption amount (in addition to the final contingent coupon payment, if any). The “redemption amount” per security will equal:

•     if the ending level of the lowest performing Index on the final calculation day is greater than or equal to its threshold level: $1,000; or

•     if the ending level of the lowest performing Index on the final calculation day is less than its threshold level:

$1,000 × performance factor of the lowest performing Index on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending level of the lowest performing Index is less than its threshold level, you will lose more than 35%, and possibly all, of the original offering price of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Index, but you will have full downside exposure to the lowest performing Index on the final calculation day if the ending level of that Index is less than its threshold level.

All calculations with respect to the redemption amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the redemption amount will be rounded to the nearest cent, with one-half cent rounded upward.

All payments on the securities are subject to the credit risk of Credit Suisse; if Credit Suisse defaults on its obligations, you could lose some or all of your investment.

Lowest Performing Index:	On any calculation day, the “lowest performing Index” will be the Index with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an Index on any calculation day, its closing level on such calculation day divided by its starting level (expressed as a percentage).

PRS-6

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Terms of the Securities (Continued)

Starting Level:

With respect to the S&P 500® Index: , its closing level on the pricing date.
With respect to the Russell 2000® Index: , its closing level on the pricing date.
With respect to the EURO STOXX 50® Index: , its closing level on the pricing date.

In the event that the closing level for any Index is not available on the pricing date, the starting level for such Index will be determined on the immediately following trading day on which a closing level is available.

Ending Level:	The “ending level” of an Index will be its closing level on the final calculation day.
Threshold Level:

With respect to the S&P 500® Index: , which is equal to 65% of its starting level.
With respect to the Russell 2000® Index: , which is equal to 65% of its starting level.
With respect to the EURO STOXX 50® Index: , which is equal to 65% of its starting level.

Postponement of a Calculation Day:	If any calculation day is not a trading day with respect to any Index, such calculation day for each Index will be postponed to the next succeeding day that is a trading day with respect to each Index. A calculation day is also subject to postponement due to the occurrence of a market disruption event with respect to any Index. See “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	Credit Suisse International
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Material U.S. Federal Income Tax Considerations” herein.
Supplemental Plan of Distribution:

Under the terms of the distributor accession confirmation with Wells Fargo Securities, LLC (“WFS”) dated as of August 1, 2016, WFS will act as agent for the securities. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $22.50 per security. Such securities dealers may include Wells Fargo Advisors, LLC (“WFA”) (the trade name of the retail brokerage business of WFS affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). WFS will pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

We expect to deliver the securities against payment for the securities on the settlement date indicated herein, which may be a date that is greater than three business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the settlement date is more than three business days after the pricing date, purchasers who wish to transact in the securities more than three business days prior to the settlement date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	22548QQU2

PRS-7

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Supplemental Terms Of the Securities

For purposes of the securities offered by this pricing supplement, all references to each of the following defined terms used in the accompanying product supplement will be deemed to refer to the corresponding defined term used in this pricing supplement, as set forth in the table below:

Product Supplement Defined Term	Pricing Supplement Defined Term
Reference Index	Index
Trade Date	Pricing date
Valuation Date	Final calculation day
Maturity Date	Stated maturity
Early Redemption	Automatic call
Observation Date	Calculation day
Early Redemption Date	Call settlement date
Lowest Performing Underlying	Lowest performing Index
Initial Level	Starting level
Final Level	Ending level
Knock-In Level	Threshold level

PRS-8

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Hypothetical Payout Profile

On each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing Index on the related quarterly calculation day.

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day. The lowest performing Index on any calculation day is the Index with the lowest performance factor on that calculation day. The performance factor of an Index on a calculation day is its closing level on that calculation day as a percentage of its starting level (i.e., its closing level on that calculation day divided by its starting level).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the closing level of the lowest performing Index on the relevant calculation day, as follows:

On stated maturity, if the securities have not been automatically called prior to stated maturity, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the redemption amount) calculated as follows:

Step 1: Determine which Index is the lowest performing Index on the final calculation day. The lowest performing Index on the final calculation day is the Index with the lowest performance factor on the final calculation day. The performance factor of an Index on the final calculation day is its ending level as a percentage of its starting level (i.e., its ending level divided by its starting level).

Step 2: Calculate the redemption amount based on the ending level of the lowest performing Index, as follows:

PRS-9

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Hypothetical Payout Profile (Continued)

The following profile illustrates the potential payment at stated maturity on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Index on the final calculation day from its starting level to its ending level, assuming the securities have not been automatically called prior to the stated maturity. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level of the lowest performing Index on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-10

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Indices.

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Stated Maturity.

If the securities are not automatically called prior to stated maturity, you may receive less at stated maturity than you originally invested in the securities, or you may receive nothing, excluding any applicable contingent coupon payments, if any. If the ending level of the lowest performing Index is less than its threshold level, you will be fully exposed to any depreciation in the lowest performing Index. In this case, the payment at stated maturity you will be entitled to receive will be less than the original offering price of your securities, and you could lose your entire investment. It is not possible to predict whether the ending level of the lowest performing Index will be less than its threshold level and, in such case, by how much the level of the lowest performing Index has decreased from its starting level to its ending level. Any payment on the securities is subject to our ability to pay our obligations as they become due.

Furthermore, regardless of the amount of any payment you receive on the securities, you may nevertheless suffer a loss on your investment in the securities in real value terms. This is because inflation may cause the real value of any payment you receive on the securities to be less at stated maturity than it is at the time you invest, and because an investment in the securities represents a forgone opportunity to invest in an alternative asset that does generate a positive real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

The Securities Do Not Provide For Regular Fixed Interest Payments.

Unlike conventional debt securities, the securities do not provide for regular fixed interest payments. The number of contingent coupon payments you receive over the term of the securities, if any, will depend on the performance of the Indices during the term of the securities. On each quarterly contingent coupon payment date you will receive a contingent coupon payment if, and only if, the closing level of the lowest performing Index on the immediately preceding calculation day is greater than or equal to its threshold level. If the closing level of the lowest performing Index on any calculation day is less than its threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing level of the lowest performing Index is less than its threshold level on each calculation day over the term of the securities, you will not receive any contingent coupon payments during the term of the securities. Thus, the securities are not a suitable investment for investors who require regular fixed income payments, since the number of contingent coupon payments are variable and may be zero.

In addition, if interest rates generally increase over the term of the securities, it is more likely that the contingent coupon payment, if any, could be less than the yield one might receive based on market rates at that time. This would have the further effect of decreasing the value of your securities both nominally in terms of below-market coupon payments and in real value terms. Furthermore, it is possible that you will not receive some or all of the contingent coupon payments over the term of the securities, and still lose your initial investment. Even if you do receive some or all of your initial investment at stated maturity, you will not be compensated for the time value of money. These securities are not short-term investments, so you should carefully consider these risks before investing.

The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably.

You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of some Indices could offset the poor performance of others. Instead, you are subject to the full risks of whichever Index is the lowest performing Index on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of each Index. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

It is impossible to predict the relationship between the Indices. If the performances of the Indices exhibit no correlation to each other, it is more likely that one of the Indices will cause the securities to perform poorly. However, if the performances of the equity securities included in each Index are related such that the performances of the Indices are correlated, then there is less likelihood that only one Index will cause the securities to perform poorly. Furthermore, to the extent that each Index represents a different market segment or market sector, the risk of one Index performing poorly is greater. As a result, you are not only taking market risk on each Index, you are also taking a risk relating to the relationship among the Indices.

PRS-11

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Selected Risk Considerations (Continued)

Your Return On The Securities Will Depend Solely On The Performance Of The Index That Is The Lowest Performing Index On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices.

Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. Although it is necessary for each Index to close above its respective threshold level on the relevant calculation day in order for you to receive a quarterly contingent coupon payment and for you to be repaid the original offering price of your securities at stated maturity, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.

The Starting Level of Any Index May Be Determined On A Date Later Than The Pricing Date.

The starting level of any Index may be determined after the pricing date. In the event that the closing level for any Index is not available on the pricing date, the starting level for such Index will be determined on the immediately following trading day on which a closing level is available. Under these circumstances, you will not know the starting level of such Index until a date later than the pricing date.

More Favorable Terms Are Generally Associated With Greater Expected Volatility, And Can Indicate A Greater Risk Of Loss.

“Volatility” refers to the frequency and magnitude of changes in the level of an Index. The greater the expected volatility with respect to an Index on the pricing date, the higher the expectation as of the pricing date that the closing level of such Index could be less than its threshold level on any calculation day, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher contingent coupon rate than the yield payable on our conventional debt securities with a similar stated maturity, or in more favorable terms (such as lower threshold levels) than for similar securities linked to the performance of an Index with a lower expected volatility as of the pricing date. You should therefore understand that a relatively higher contingent coupon rate may indicate an increased risk of loss. Further, relatively lower threshold levels may not necessarily indicate that you will receive a contingent coupon payment on any contingent coupon payment date or that the securities have a greater likelihood of a return of principal at stated maturity. The volatility of any Index can change significantly over the term of the securities. The levels of the Indices for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Indices and the potential to lose a significant portion, and possibly all, of the original offering price per security at stated maturity.

The Securities Will Not Pay More Than The Original Offering Price Of Your Securities, Plus The Applicable Contingent Coupon Payment, If Any, At Stated Maturity Or Upon Automatic Call.

The securities will not pay more than the original offering price of your securities, plus the applicable contingent coupon payment, if any, at stated maturity or upon automatic call, regardless of the performance of any Index. Even if the ending level of each Index is greater than its respective starting level, you will not participate in the appreciation of any Index. Assuming the securities are held to stated maturity and the term of the securities is exactly two years, the maximum amount payable with respect to the securities is expected to be between $1,136 and $1,156 (to be determined on the pricing date) for each $1,000 original offering price.

The Securities Are Subject To A Potential Automatic Call, Which Would Limit Your Opportunity To Be Paid Contingent Coupon Payments Over The Full Term Of The Securities.

The securities are subject to a potential automatic call. If the closing level of the lowest performing Index on any of the quarterly calculation days is greater than or equal to its starting level, the securities will be automatically called and you will be entitled to receive a cash payment equal to the original offering price of the securities you hold and the contingent coupon payment payable on that contingent coupon payment date, and no further payments will be made in respect of the securities. In this case, you will lose the opportunity to continue to be paid contingent coupon payments from the call settlement date to the scheduled stated maturity. If the securities are automatically called prior to stated maturity, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupon rate as the securities.

Historical Performance Of Any Index Is Not Indicative Of Future Performance.

The future performance of any Index cannot be predicted based on its historical performance. We cannot guarantee that the closing level or final level of any Index will be at a level that would result in a positive return on your overall investment in the securities.

PRS-12

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Selected Risk Considerations (Continued)

We And Our Affiliates Generally Do Not Have Any Affiliation With Any Index Or Index Sponsor And Are Not Responsible For Its Public Disclosure of Information.

We and our affiliates generally are not affiliated with any Index or index sponsor in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about an Index contained in any public disclosure of information. You, as an investor in the securities, should make your own investigation into the Indices.

Changes To Any Index Could Adversely Affect The Securities.

The index sponsor can add, delete or substitute the components included in any Index, make other methodological changes that could change the value of any Index, or discontinue or suspend calculation or dissemination of any Index at any time. If one or more of these events occurs, the calculation of the redemption amount payable at stated maturity will be adjusted to reflect such event or events. Please refer to “Additional Terms of the Securities—Adjustments to an Index” and “Additional Terms of the Securities—Discontinuance of an Index” herein. Any of these actions could adversely affect the amount payable in respect of the securities and/or the value of the securities.

We Cannot Control The Actions Of Any Issuers Whose Equity Securities Are Included In Or Held By Any Index.

We cannot control the actions of any issuers of the equity securities included in or held by any Index. Actions by such issuers may have an adverse effect on the value of an Index and, consequently, on the value of the securities.

The Securities Are Linked To The Russell 2000® Index And Are Subject To The Risks Associated With Small-Capitalization Companies.

The Russell 2000® Index is composed of equity securities issued by companies with relatively small market capitalization. These equity securities often have greater stock price volatility, lower trading volume and less liquidity than the equity securities of large-capitalization companies, and are more vulnerable to adverse business and economic developments than those of large-capitalization companies. In addition, small-capitalization companies are typically less established and less stable financially than large-capitalization companies. These companies may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the Russell 2000® Index may be more volatile than it would be if it were composed of equity securities issued by large-capitalization companies.

The Closing Level of the EURO STOXX 50® Index Will Not Be Adjusted For Changes In Exchange Rates Relative To The U.S. Dollar Even Though The Equity Securities Included In The EURO STOXX 50® Index Are Traded In A Foreign Currency and the Securities Are Denominated In U.S. Dollars.

The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the equity securities included in the EURO STOXX 50® Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at stated maturity.

Risks Associated With Investments In Securities Linked To The Performance of Foreign Equity Securities.

The equity securities included in the EURO STOXX 50® Index are issued by foreign companies and trade in foreign securities markets. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including the risk of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The Securities Are Subject To The Credit Risk Of Credit Suisse.

Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to stated maturity.

PRS-13

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Selected Risk Considerations (Continued)

The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.

The initial estimated value of your securities on the pricing date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original offering price. The original offering price of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the pricing date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to stated maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

Effect Of Interest Rate Used In Structuring The Securities.

The internal funding rate we use in structuring securities such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the pricing date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market” below.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Credit Suisse Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

If Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) bid for your securities in secondary market transactions, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the original offering price and the estimated value of the securities on the pricing date. Neither Credit Suisse (or any of its affiliates) nor WFS (or any of its affiliates) is obligated to make a secondary market. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which Credit Suisse or WFS would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your securities will be lower than the original offering price because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the original offering price, and that higher price may also be initially used for account statements or otherwise. Credit Suisse (or any of its affiliates) or WFS (or any of its affiliates) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately 90 days.

The securities are not designed to be short-term trading instruments and any sale prior to stated maturity could result in a substantial loss to you. You should be willing and able to hold your securities to stated maturity.

PRS-14

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Selected Risk Considerations (Continued)

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Index. In addition, a calculation day (excluding the final calculation day) will be postponed if the calculation agent determines that a market disruption event has occurred or is continuing with respect to any Index on that calculation day. The final calculation day will be postponed for any Index if the calculation agent determines that a market disruption event has occurred or is continuing for such Index on the final calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day for any Index, the stated maturity will be the later of (i) the initial stated maturity and (ii) three business days after such final calculation day as postponed.

Postponement Of Certain Dates May Adversely Affect Your Return.

If the calculation agent determines that a market disruption event has occurred or that any calculation day is not a trading day, it is possible that one or more calculation days and stated maturity will be postponed, and your return could be adversely affected. No coupon payments or other payment will be payable as a result of such postponement. For additional information, see “Additional Terms of the Securities—Market Disruption Events” and “Terms of the Securities—Postponement of a Calculation Day” herein.

Credit Suisse Is Subject To Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

The Securities Will Not Be Listed On Any Securities Exchange And A Trading Market For The Securities May Not Develop.

The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to stated maturity, you may not be able to do so or you may have to sell them at a substantial loss.

Our Economic Interests Are Potentially Adverse To Your Interests.

We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent for the offering of the securities and hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

Unpredictable Economic And Market Factors Will Affect The Value Of The Securities.

The payout on the securities can be replicated using a combination of the components described in “The Estimated Value Of The Securities On The Pricing Date May Be Less Than The Original Offering Price.” Therefore, in addition to the levels of any Index, the terms of the securities at issuance and the value of the securities prior to stated maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o	the expected and actual volatility of the Indices;

o	the expected and actual correlation, if any, between the Indices;

o	the time to stated maturity of the securities;

o	the automatic call feature, which would limit the value of the securities;

PRS-15

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Selected Risk Considerations (Continued)

o	the dividend rate on the equity securities included in the Indices;

o	interest and yield rates in the market generally;

o	investors’ expectations with respect to the rate of inflation;

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the components included in the Indices or markets generally and which may affect the levels of the Indices; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to stated maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

No Ownership Rights Relating To The Indices.

Your return on the securities will not reflect the return you would realize if you actually owned the assets that comprise the Indices. The return on your investment is not the same as the total return you would receive based on the purchase of the equity securities that comprise the Indices.

No Dividend Payments Or Voting Rights.

As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the equity securities that comprise the Indices.

The U.S. Federal Income Tax Consequences Of The Securities Are Not Certain.

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization, for U.S. federal income tax purposes, of instruments with terms that are substantially the same as those of the securities. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of the ownership and disposition of the securities, and the tax treatment described under “Material U.S. Federal Income Tax Considerations” is not binding on the IRS or any court. Thus, the U.S. federal income tax consequences of the securities are not certain.

PRS-16

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Hypothetical Returns

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the pricing date and during the term of the securities (including on any calculation day) could adversely affect the value of the Indices and, as a result, could decrease the amount you may receive on the securities at stated maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplement.

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the original offering price of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Index on the final calculation day, the hypothetical redemption amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Index on the final calculation day is its ending level expressed as a percentage of its starting level (i.e., its ending level divided by its starting level).

Hypothetical performance factor of lowest performing Index on final calculation day	Hypothetical payment at stated maturity per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
65.00%	$1,000.00
64.00%	$640.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
35.00%	$350.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the redemption amount received at stated maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending level of the lowest performing Index on the final calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-17

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Hypothetical Contingent Coupon Payments

Set forth below are three examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on a quarterly contingent coupon payment date prior to stated maturity. The examples do not reflect any specific quarterly contingent coupon payment date. The following examples reflect a hypothetical contingent coupon rate of 7.30% per annum (the midpoint of the specified range for the contingent coupon rate) and assume the hypothetical starting level, threshold level and closing levels for each Index indicated in the examples. The actual contingent coupon rate will be determined on the pricing date. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its threshold level and less than its starting level. As a result, investors receive a contingent coupon payment on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	2253.28	1356.024	3211.71
Hypothetical closing level on relevant calculation day:	2027.95	1288.223	2569.37
Hypothetical threshold level:	1464.63	881.416	2087.61
Performance factor (closing level on calculation day divided by starting level):	90.00%	95.00%	80.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the EURO STOXX 50® Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its threshold level, but less than its starting level, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $18.25 per security, which is the product of $1,000 × 7.30% per annum × (90/360).

Example 2. The closing level of the lowest performing Index on the relevant calculation day is less than its threshold level. As a result, investors do not receive a contingent coupon payment on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	2253.28	1356.024	3211.71
Hypothetical closing level on relevant calculation day:	1351.97	1695.03	3372.30
Hypothetical threshold level:	1464.63	881.416	2087.61
Performance factor (closing level on calculation day divided by starting level):	60.00%	125.00%	105.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is less than its threshold level, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the closing levels of the better performing Indices on the relevant calculation day are greater than their starting levels. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a quarterly contingent coupon payment date will depend solely on the closing level of the lowest performing Index on the relevant calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-18

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Hypothetical Contingent Coupon Payments (Continued)

Example 3. The closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its starting level. As a result, the securities are automatically called on the applicable quarterly contingent coupon payment date for the original offering price plus a final contingent coupon payment.

	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	2253.28	1356.024	3211.71
Hypothetical closing level on relevant calculation day:	2591.27	1423.825	4175.22
Hypothetical threshold level:	1464.63	881.416	2087.61
Performance factor (closing level on calculation day divided by starting level):	115.00%	105.00%	130.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the Russell 2000® Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its starting level, the securities would be automatically called and you would receive the original offering price plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,018.25 per security.

If the securities are automatically called prior to stated maturity, you will not receive any further payments after the call settlement date.

PRS-19

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Hypothetical Payments at Stated Maturity

Set forth below are three examples of calculations of the redemption amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting level, threshold level and ending levels for each Index indicated in the examples. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending level of the lowest performing Index is greater than its starting level, the redemption amount is equal to the original offering price of your securities at stated maturity and you receive a final contingent coupon payment:

	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	2253.28	1356.024	3211.71
Hypothetical ending level:	3267.26	1830.632	4014.64
Hypothetical threshold level:	1464.63	881.416	2087.61
Performance factor (ending level divided by starting level):	145.00%	135.00%	125.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the EURO STOXX 50® Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the redemption amount based on the ending level of the lowest performing Index.

Since the hypothetical ending level of the lowest performing Index is greater than its hypothetical threshold level, the redemption amount would equal the original offering price. Although the hypothetical ending level of the lowest performing Index is significantly greater than its hypothetical starting level in this scenario, the redemption amount will not exceed the original offering price.

In addition to any contingent coupon payments received during the term of the securities, at stated maturity you would receive $1,000 per security as well as a final contingent coupon payment.

Example 2. The ending level of the lowest performing Index is less than its starting level but greater than its threshold level, the redemption amount is equal to the original offering price of your securities at stated maturity and you receive a final contingent coupon payment:

	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	2253.28	1356.024	3211.71
Hypothetical ending level:	1802.62	1559.428	3532.88
Hypothetical threshold level:	1464.63	881.416	2087.61
Performance factor (ending level divided by starting level):	80.00%	115.00%	110.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the redemption amount based on the ending level of the lowest performing Index.

Since the hypothetical ending level of the lowest performing Index is less than its hypothetical starting level, but greater than or equal to its threshold level, you would be repaid the original offering price of your securities at stated maturity.

In addition to any contingent coupon payments received during the term of the securities, at stated maturity you would receive $1,000 per security as well as a final contingent coupon payment.

PRS-20

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Hypothetical Payments at Stated Maturity (Continued)

Example 3. The ending level of the lowest performing Index is less than its threshold level, the redemption amount is less than the original offering price of your securities at stated maturity and you do not receive a final contingent coupon payment:

	S&P 500® Index	Russell 2000® Index	EURO STOXX 50® Index
Hypothetical starting level:	2253.28	1356.024	3211.71
Hypothetical ending level:	2703.94	610.211	2890.54
Hypothetical threshold level:	1464.63	881.416	2087.61
Performance factor (ending level divided by starting level):	120.00%	45.00%	90.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the Russell 2000® Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the redemption amount based on the ending level of the lowest performing Index.

Since the hypothetical ending level of the lowest performing Index is less than its threshold level, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to $450.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Index on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received during the term of the securities, at stated maturity you would receive $450.00 per security, but no final contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of any Index, but will be fully exposed to a decrease in the lowest performing Index from its starting level to its ending level if the ending level of the lowest performing Index is less than its threshold level, even if the ending levels of the other Indices have appreciated or have not declined below their respective threshold level.

To the extent that the starting level, threshold level and ending level of the lowest performing Index differ from the values assumed above, the results indicated above would be different.

PRS-21

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Additional Terms of the Securities

The securities are senior unsecured Medium-Term Notes issued by Credit Suisse. In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Certain Definitions

A “trading day” with respect to the S&P 500® Index or the Russell 2000® Index means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to the EURO STOXX 50® Index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to the publish the level of the EURO STOXX 50 Index and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.

Calculation Agent

Credit Suisse International, one of our subsidiaries, will act as calculation agent for the securities. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called prior to stated maturity, the amount of the payment you receive upon automatic call or at stated maturity and the contingent coupon payments, if any. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;

•	determine the closing levels of the Indices under certain circumstances;

•	determine if adjustments are required to the closing level of an Index under various circumstances; and

•	if publication of an Index is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing level of such Index.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to the S&P 500® Index or the Russell 2000® Index means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to

PRS-22

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Additional Terms of the Securities (Continued)

such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any related futures or options exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The failure to open during any regular trading session of (i) the relevant stock exchange(s) on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or (ii) any related futures or options exchange with respect to such Index or successor equity index.

For purposes of determining whether a market disruption event has occurred with respect to the S&P 500® Index or the Russell 2000® Index:

(1)	the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such Index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for such Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for such Index or any successor equity index on which each relevant stock exchange for the securities underlying such Index or any successor equity index and each related futures or options exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to the EURO STOXX 50® Index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in such Index or any successor equity index, and the aggregate of all securities included in such Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Index or successor equity index:

•	a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•	the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled

PRS-23

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Additional Terms of the Securities (Continued)

closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such Index or any successor equity index:

•	a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•	the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)	The relevant index sponsor fails to publish the level of such Index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Index or successor equity Index and no successor index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect the EURO STOXX 50® Index:

(1)	the relevant percentage contribution of a security included in such Index or any successor equity index to the level of such Index will be based on a comparison of (x) the portion of the level of such index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)	an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to any Index on any calculation day excluding the final calculation day, then such calculation day will be postponed for each Index to the first succeeding day that is a trading day for each Index and on which a market disruption event has not occurred and is not continuing for any Index; however, if such first succeeding trading day has not occurred as of the eighth trading day for each Index after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for each Index. If a calculation day has been postponed to that eighth trading day and a market disruption event occurs or is continuing with respect to any Index on that eighth trading day, the calculation agent will determine the closing level of that Index on that eighth trading day in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) with respect to the S&P 500® Index or the Russell 2000® Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on that eighth trading day of each security included in such Index.

If a market disruption event occurs or is continuing with respect to any Index on the final calculation day, then the final calculation day will be postponed in respect of such index to the first succeeding day that is a trading day for such Index and on which a market

PRS-24

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Additional Terms of the Securities (Continued)

disruption event has not occurred and is not continuing for such Index; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Index after the originally scheduled final calculation day, that eighth trading day shall be deemed to be the final calculation day for such Index. If the final calculation day has been postponed to that eighth trading day and a market disruption event occurs or is continuing with respect to such Index on that eighth trading day, the calculation agent will determine the closing level of that Index on that eighth trading day in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) with respect to the S&P 500® Index or the Russell 2000® Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on that eight trading day of each security included in such Index. The final calculation day for any Index not affected by a market disruption event will be the scheduled final calculation day for such Index.

As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (i) with respect to the S&P 500® Index or the Russell 2000® Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50® Index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.

Adjustments to an Index

If at any time a sponsor or publisher of an Index (each, an “index sponsor”) makes a material change in the formula for or the method of calculating such Index, or in any other way materially modifies such Index (other than a modification prescribed in that formula or method to maintain such Index in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such Index is to be calculated, calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the change, but using only those securities that comprised such Index immediately prior to that change. Accordingly, if the method of calculating an Index is modified so that the level of such Index is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust such Index in order to arrive at a level of such Index as if it had not been modified.

Discontinuance of an Index

If an index sponsor discontinues publication of an Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Credit Suisse, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of such Index on any date of determination. Upon any selection by the calculation agent of a successor equity index, Credit Suisse will cause notice to be given to holders of the securities.

In the event that an index sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day an index sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Index, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, an Index may adversely affect the value of the securities.

Events of Default and Acceleration

See “Description of the Securities—Events of default and acceleration” in the accompanying product supplement.

PRS-25

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

The S&P 500® Index

The S&P 500® Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. See “The Reference Indices—The S&P Dow Jones Indices—The S&P 500® Index” in the accompanying underlying supplement for additional information about the S&P 500® Index. In addition to the criteria for addition to the S&P 500 Index set forth in the accompanying underlying supplement, a company must have a primary listing to its common stock on the NYSE, NYSE Arca, NYSE MKT, NASDAQ Global Select Market, NASDAQ Select Market, NASDAQ Capital Market, Bats BZX, Bats BYX, Bats EDGA or Bats EDGX.

Historical Information

We obtained the closing levels listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the S&P 500® Index for the period from January 3, 2006 to December 14, 2016. The closing level on December 14, 2016 was 2253.28. The historical performance of the S&P 500® Index should not be taken as an indication of the future performance of the S&P 500® Index during the term of the securities.

PRS-26

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

The S&P 500® Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the S&P 500® Index for each quarter in the period from January 3, 2006 through September 30, 2016 and for the period from October 1, 2016 to December 14, 2016.

	High	Low	Last
2006
First Quarter	1307.25	1254.78	1294.83
Second Quarter	1325.76	1223.69	1270.20
Third Quarter	1339.15	1234.49	1335.85
Fourth Quarter	1427.09	1331.32	1418.30
2007
First Quarter	1459.68	1374.12	1420.86
Second Quarter	1539.18	1424.55	1503.35
Third Quarter	1553.08	1406.70	1526.75
Fourth Quarter	1565.15	1407.22	1468.36
2008
First Quarter	1447.16	1273.37	1322.70
Second Quarter	1426.63	1278.38	1280.00
Third Quarter	1305.32	1106.39	1166.36
Fourth Quarter	1161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1071.66	879.13	1057.08
Fourth Quarter	1127.78	1025.21	1115.10
2010
First Quarter	1174.17	1056.74	1169.43
Second Quarter	1217.28	1030.71	1030.71
Third Quarter	1148.67	1022.58	1141.20
Fourth Quarter	1259.78	1137.03	1257.64
2011
First Quarter	1343.01	1256.88	1325.83
Second Quarter	1363.61	1265.42	1320.64
Third Quarter	1353.22	1119.46	1131.42
Fourth Quarter	1285.09	1099.23	1257.60
2012
First Quarter	1416.51	1277.06	1408.47
Second Quarter	1419.04	1278.04	1362.16
Third Quarter	1465.77	1334.76	1440.67
Fourth Quarter	1461.40	1353.33	1426.19
2013
First Quarter	1569.19	1457.15	1569.19
Second Quarter	1669.16	1541.61	1606.28
Third Quarter	1725.52	1614.08	1681.55
Fourth Quarter	1848.36	1655.45	1848.36
2014
First Quarter	1878.04	1741.89	1872.34
Second Quarter	1962.87	1815.69	1960.23
Third Quarter	2011.36	1909.57	1972.29
Fourth Quarter	2090.57	1862.49	2058.90
2015
First Quarter	2117.39	1992.67	2067.89
Second Quarter	2130.82	2057.64	2063.11
Third Quarter	2128.28	1867.61	1920.03
Fourth Quarter	2109.79	1923.82	2043.94
2016
First Quarter	2063.95	1829.08	2059.74
Second Quarter	2119.12	2000.54	2098.86
Third Quarter	2190.15	2088.55	2168.27
October 1, 2016 to December 14, 2016	2271.72	2085.18	2253.28

PRS-27

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

The Russell 2000® Index

The Russell 2000® Index is an equity index that is designed to track the performance of the small capitalization segment of the United States equity market. See “The Reference Indices—The Russell 2000® Index” in the accompanying underlying supplement for additional information about the Russell 2000® Index.

Historical Information

We obtained the closing levels of the Russell 2000® Index listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Russell 2000® Index for the period from January 3, 2006 to December 14, 2016. The closing level on December 14, 2016 was 1356.024. The historical performance of the Russell 2000® Index should not be taken as an indication of the future performance of the Russell 2000® Index during the term of the securities.

PRS-28

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

The Russell 2000® Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Russell 2000® Index for each quarter in the period from January 3, 2006 through September 30, 2016 and for the period from October 1, 2016 to December 14, 2016.

	High	Low	Last
2006
First Quarter	765.140	684.050	765.140
Second Quarter	781.830	672.720	724.670
Third Quarter	734.479	671.940	725.594
Fourth Quarter	797.732	718.352	787.664
2007
First Quarter	829.438	760.063	800.710
Second Quarter	855.092	803.218	833.699
Third Quarter	855.774	751.544	805.450
Fourth Quarter	845.720	735.066	766.031
2008
First Quarter	753.548	643.966	687.967
Second Quarter	763.266	686.073	689.659
Third Quarter	754.377	657.718	679.583
Fourth Quarter	671.590	385.308	499.453
2009
First Quarter	514.710	343.260	422.748
Second Quarter	531.680	429.158	508.281
Third Quarter	620.695	479.267	604.278
Fourth Quarter	634.072	562.395	625.389
2010
First Quarter	690.303	586.491	678.643
Second Quarter	741.922	609.486	609.486
Third Quarter	677.642	590.034	676.139
Fourth Quarter	792.347	669.450	783.647
2011
First Quarter	843.549	773.184	843.549
Second Quarter	865.291	777.197	827.429
Third Quarter	858.113	643.421	644.156
Fourth Quarter	765.432	609.490	740.916
2012
First Quarter	846.129	747.275	830.301
Second Quarter	840.626	737.241	798.487
Third Quarter	864.697	767.751	837.450
Fourth Quarter	852.495	769.483	849.350
2013
First Quarter	953.068	872.605	951.542
Second Quarter	999.985	901.513	977.475
Third Quarter	1078.409	989.535	1073.786
Fourth Quarter	1163.637	1043.459	1163.637
2014
First Quarter	1208.651	1093.594	1173.038
Second Quarter	1192.964	1095.986	1192.964
Third Quarter	1208.150	1101.676	1101.676
Fourth Quarter	1219.109	1049.303	1204.696
2015
First Quarter	1266.373	1154.709	1252.772
Second Quarter	1295.799	1215.417	1253.947
Third Quarter	1273.328	1083.907	1100.688
Fourth Quarter	1204.159	1097.552	1135.889
2016
First Quarter	1114.028	953.715	1114.028
Second Quarter	1188.954	1089.646	1151.923
Third Quarter	1263.438	1139.453	1251.646
October 1, 2016 to December 14, 2016	1388.073	1156.885	1356.024

PRS-29

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

The EURO STOXX 50® Index

The EURO STOXX 50® Index is an equity index that is composed of 50 component stocks of sector leaders in 12 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone. See “The Reference Indices—The STOXX Indices—The EURO STOXX 50® Index” in the accompanying underlying supplement for additional information about the EURO STOXX 50® Index.

Historical Information

We obtained the closing levels of the EURO STOXX 50® Index listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the EURO STOXX 50® Index for the period from January 3, 2006 to December 14, 2016. The closing level on December 14, 2016 was 3211.71. The historical performance of the EURO STOXX 50® Index should not be taken as an indication of the future performance of the EURO STOXX 50® Index during the term of the securities.

PRS-30

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

The EURO STOXX 50® Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the EURO STOXX 50® Index for each quarter in the period from January 3, 2006 through September 30, 2016 and for the period from October 1, 2016 to December 14, 2016.

	High	Low	Last
2006
First Quarter	3874.61	3532.68	3853.74
Second Quarter	3890.94	3408.02	3648.92
Third Quarter	3899.41	3492.11	3899.41
Fourth Quarter	4140.66	3880.14	4119.94
2007
First Quarter	4272.32	3906.15	4181.03
Second Quarter	4556.97	4189.55	4489.77
Third Quarter	4557.57	4062.33	4381.71
Fourth Quarter	4489.79	4195.58	4399.72
2008
First Quarter	4339.23	3431.82	3628.06
Second Quarter	3882.28	3340.27	3352.81
Third Quarter	3445.66	3000.83	3038.20
Fourth Quarter	3113.82	2165.91	2447.62
2009
First Quarter	2578.43	1809.98	2071.13
Second Quarter	2537.35	2097.57	2401.69
Third Quarter	2899.12	2281.47	2872.63
Fourth Quarter	2992.08	2712.30	2964.96
2010
First Quarter	3017.85	2631.64	2931.16
Second Quarter	3012.65	2488.50	2573.32
Third Quarter	2827.27	2507.83	2747.90
Fourth Quarter	2890.64	2650.99	2792.82
2011
First Quarter	3068.00	2721.24	2910.91
Second Quarter	3011.25	2715.88	2848.53
Third Quarter	2875.67	1995.01	2179.66
Fourth Quarter	2476.92	2090.25	2316.55
2012
First Quarter	2608.42	2286.45	2477.28
Second Quarter	2501.18	2068.66	2264.72
Third Quarter	2594.56	2151.54	2454.26
Fourth Quarter	2659.95	2427.32	2635.93
2013
First Quarter	2749.27	2570.52	2624.02
Second Quarter	2835.87	2511.83	2602.59
Third Quarter	2936.20	2570.76	2893.15
Fourth Quarter	3111.37	2902.12	3109.00
2014
First Quarter	3172.43	2962.49	3161.60
Second Quarter	3314.80	3091.52	3228.24
Third Quarter	3289.75	3006.83	3225.93
Fourth Quarter	3277.38	2874.65	3146.43
2015
First Quarter	3731.35	3007.91	3697.38
Second Quarter	3828.78	3424.30	3424.30
Third Quarter	3686.58	3019.34	3100.67
Fourth Quarter	3506.45	3069.05	3267.52
2016
First Quarter	3178.01	2680.35	3004.93
Second Quarter	3151.69	2697.44	2864.74
Third Quarter	3091.66	2761.37	3002.24
October 1, 2016 to December 14, 2016	3236.71	2954.53	3211.71

PRS-31

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Material U.S. Federal Income Tax Considerations

The following discussion summarizes material U.S. federal income tax consequences of owning and disposing of the securities that may be relevant to holders of the securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds the securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of the ownership and disposition of the securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the Securities

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities. Thus, the characterization of the securities is not certain. Due to the terms of the securities and the uncertainty of the tax law with respect to the characterization of the securities, our special tax counsel, Orrick, Herrington & Sutcliffe LLP, believes that it is reasonable to treat the securities, for U.S. federal income tax purposes, as prepaid financial contracts with respect to the Indices that are eligible for open transaction treatment in part, but is unable to opine that this characterization is more likely than not to be upheld. In the absence of an administrative or judicial ruling to the contrary, we intend to treat the securities and, by acceptance of the securities, you agree to treat the securities for all tax purposes in accordance with such characterization. The possible alternative characterizations and risks to investors of such characterizations are discussed below. In light of the fact that we agree to treat the securities as prepaid financial contracts, the balance of this discussion assumes that the securities will be so treated.

Alternative Characterizations of the Securities

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described below. For example, the IRS might characterize a security as a notional principal contract (an “NPC”). In general, payments on an NPC are accrued ratably (as ordinary income or deduction, as the case may be) over the period to which they relate regardless of an investor’s usual method of tax accounting. Payments made to terminate an NPC (other than perhaps a final scheduled payment) are capital in nature. Deductions for NPC payments may be limited in certain cases. Certain payments under an NPC may be treated as U.S. source income. The securities are not, and we do not expect that the securities will be, listed on a securities exchange. In the event the securities are listed on a securities exchange and the IRS seeks to characterize your securities as options, the securities would be characterized as Code section 1256 contracts. In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any

PRS-32

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Material U.S. Federal Income Tax Considerations (Continued)

gain or loss would be treated as long-term capital gain or loss. It is also possible that the IRS would assert that the securities are debt instruments, which may result in adverse tax consequences. You should consult your tax advisor regarding the possible tax consequences of characterization of the securities as debt instruments. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the securities.

In accordance with the agreed-upon tax treatment described above, a U.S. Holder will treat any coupon payment received in respect of a security as ordinary income includible in such U.S. Holder’s income in accordance with the U.S. Holder’s method of accounting. If the security provides for the payment of the redemption amount in cash based on the return of the Indices, upon receipt of the redemption amount of the security from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the security at that time. Such gain or loss will be long-term capital gain or loss in the case of a U.S. Holder that has held the security for more than one year at maturity and short-term capital gain or loss otherwise. If the security provides for the payment of the redemption amount in physical shares or units of the Indices, the U.S. Holder should not recognize any gain or loss with respect to the security (other than with respect to cash received in lieu of fractional shares or units, as described below). A U.S. Holder should have a tax basis in all physical shares or units received (including for this purpose any fractional shares or units) equal to its tax basis in the security. A U.S. Holder’s holding period for any physical shares or units received should start on the day after the delivery of the physical shares or units. A U.S. Holder should generally recognize short-term capital gain or loss with respect to cash received in lieu of fractional shares or units in an amount equal to the difference between the amount of such cash received and the U.S. Holder’s basis in the fractional shares or units, which should be equal to the U.S. Holder’s basis in all of the physical shares or units (including the fractional shares or units), multiplied by a fraction, the numerator of which is the fractional shares or units and the denominator of which is all of the physical shares or units (including fractional shares or units).

Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the security. Such gain or loss will be long-term capital gain or loss in the case of a U.S. Holder that has held the security for more than one year at the time of disposition and short-term capital gain or loss otherwise. It is possible that a portion of the amount realized from the sale or taxable disposition of the securities prior to the payment date attributable to an expected coupon could be treated as ordinary income. You should consult your tax advisor regarding this possibility and the consequences of such treatment to you.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. Holder’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year. “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the securities) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities). Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain. Any interest earned or deemed earned on the securities and any gain on sale or other taxable disposition of the securities will be subject to the Medicare Tax. If you are an individual, estate, or

PRS-33

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Material U.S. Federal Income Tax Considerations (Continued)

trust, you should consult with your tax advisor regarding application of the Medicare Tax to your income and gains in respect of your investment in the securities.

Securities Held Through Foreign Entities

Under certain provisions of the “Hiring Incentives to Restore Employment Act,” generally referred to as “FATCA,” and regulations thereunder, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account. The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. “Passthru payments” means any withholdable payment and any foreign passthru payment. To avoid becoming subject to the 30% withholding tax on payments to it, a financial institution may be required to report information to the IRS regarding the holders of the securities. In the case of holders who (i) fail to provide the relevant information, (ii) are foreign financial institutions who have not agreed to comply with these information reporting requirements, or (iii) hold the securities directly or indirectly through such non-compliant foreign financial institutions, a payor may be required to withhold on a portion of payments under the securities. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. If payments on the securities are determined to be from sources within the United States, such payments will be treated as withholdable payments for these purposes.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a U.S.-owned foreign entity and the identity of any substantial U.S. owners of such entity.

Subject to the exceptions described below, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above and certain payments made with respect to a “preexisting obligation,” as defined in the regulations), (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2018, and (iii) foreign passthru payments made after the later of December 31, 2018, or the date that final regulations defining the term “foreign passthru payment” are published. Notwithstanding the foregoing, the provisions of FATCA discussed above generally will not apply to (a) with respect to foreign passthru payments, any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that is issued on or prior to the date that is six months after the date on which final regulations defining foreign passthru payments are published (a “grandfathered obligation”), (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents, and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation). Thus, if you hold your securities through a foreign financial institution or foreign entity, a portion of any of your payments may be subject to 30% withholding.

Information Reporting Regarding Specified Foreign Financial Assets

The Code and regulations thereunder generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report. Specified foreign financial assets include, with some limited exceptions, any financial account maintained at a foreign financial institution and any debt or equity interest in a foreign financial institution, including a financial institution organized under the laws of a U.S. possession, and any of the following that are held for investment and not held in an account maintained by a financial institution: (1) any stock or security issued by a

PRS-34

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Material U.S. Federal Income Tax Considerations (Continued)

person other than a U.S. person (including a person organized in a U.S. possession), (2) any financial instrument or contract that has an issuer or counterparty that is other than a U.S. person (including a person organized in a U.S. possession), and (3) any interest in a foreign entity. Additionally, the regulations provide that specified foreign financial assets include certain retirement and pension accounts and non-retirement savings accounts.

Pursuant to the regulations and subject to certain exceptions, “specified domestic entities” are domestic corporations, domestic partnerships, or certain trusts that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets. Generally, specified domestic entities are certain corporations and partnerships, which are closely held by a specified individual and that meet passive income or passive asset tests, and, with certain exceptions, domestic trusts that have one or more specified individuals or specified domestic entities as a current beneficiary.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder or, for taxable years beginning after December 31, 2015, a specified domestic entity. Penalties apply to any failure to file IRS Form 8938. In the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your tax advisor as to the possible application to you of this information reporting requirement and the related statute of limitations tolling provision.

Non-U.S. Holders Generally

The U.S. federal income tax treatment of the coupon payments is unclear. Except as provided under “Securities Held Through Foreign Entities” and “Substitute Dividend and Dividend Equivalent Payments,” we currently do not intend to withhold any tax on any coupon payments made to a holder of the securities that is not a U.S. Holder (a “Non-U.S. Holder”) and that has no connection with the United States other than holding its securities, provided that such Non-U.S. Holder complies with applicable certification requirements. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding.

Except as provided under “Securities Held Through Foreign Entities” and “Substitute Dividend and Dividend Equivalent Payments,” payment of the redemption amount by us in respect to the securities (except to the extent of the coupons) to a Non-U.S. Holder that has no connection with the United States other than holding its securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected gains described in clause (1) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Substitute Dividend and Dividend Equivalent Payments

The Code and regulations thereunder treat a “dividend equivalent” payment as a dividend from sources within the United States. Unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax at a rate of 30%. A “dividend equivalent” payment is defined under the Code as (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a specified notional principal contract (a “specified NPC”) that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii).

PRS-35

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Material U.S. Federal Income Tax Considerations (Continued)

Final regulations provide that a dividend equivalent is any payment that references the payment of (i) a dividend from an underlying security pursuant to a securities lending or sale-repurchase transaction, (ii) a dividend from an underlying security pursuant to a specified NPC, (iii) a dividend from an underlying security pursuant to a specified equity-linked instrument (a “specified ELI”), and (iv) any other substantially similar payment. The regulations provide that a payment includes a dividend equivalent payment whether there is an explicit or implicit reference to a dividend with respect to the underlying security. An underlying security is any interest in an entity if a payment with respect to that interest could give rise to a U.S. source dividend pursuant to Treasury regulation section 1.861 3. An NPC is a notional principal contract as defined in Treasury regulation section 1.446-3(c). An equity-linked instrument (“ELI”) is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) that references the value of one or more underlying securities, including a futures contract, forward contract, option, debt instrument, or other contractual arrangement. A “section 871(m) transaction” is any securities lending or sale-repurchase transaction, specified NPC, or specified ELI. For purposes of determining whether a potential section 871(m) transaction is a section 871(m) transaction, two or more potential section 871(m) transactions are treated as a single section 871(m) transaction under certain circumstances.

For payments made before January 1, 2017, the regulations provide that a specified NPC is any notional principal contract if (a) in connection with entering into the contract, any long party to the contract transfers the underlying security to any short party to the contract, (b) in connection with the termination of the contract, any short party to the contract transfers the underlying security to any long party to the contract, (c) the underlying security is not readily tradable on an established securities market, or (d) in connection with entering into the contract, the underlying security is posted as collateral by any short party to the contract with any long party to the contract. An NPC that is treated as a specified NPC pursuant to the preceding rule will remain a specified NPC on or after January 1, 2017.

Pursuant to Notice 2016-76, for any payment made on or after January 1, 2017 with respect to any transaction issued on or after January 1, 2017, any NPC or ELI that has a delta of one with respect to an underlying security when the NPC or ELI is issued is a specified NPC or specified ELI, respectively. For any payment made on or after January 1, 2018 with respect to any transaction issued on or after January 1, 2018, (a) a “simple” NPC or “simple” ELI that has a delta of 0.8 or greater with respect to an underlying security when the NPC or ELI is issued is a specified NPC or specified ELI, respectively, and (b) a “complex” NPC or “complex” ELI that meets a substantial equivalence test with respect to an underlying security at the time of issuance is a specified NPC or specified ELI, respectively.

Certain events could cause securities issued before January 1, 2017 (in the case of an NPC or ELI that has a delta of one) or before January 1, 2018 (in the case of any other specified NPC or specified ELI) to be deemed to be issued on or after January 1, 2017 or January 1, 2018, as the case may be. For example, it is possible that the IRS could assert that a reconstitution or rebalancing of the underlying is a significant modification of the securities due to an exercise of discretion with respect to such reconstitution or rebalancing and, therefore, a deemed issuance of the securities upon the occurrence of such event. It is also possible that U.S. withholding tax could apply to the securities under these rules if a Non-U.S. Holder enters, or has entered, into certain other transactions in respect of the underlying equity or the securities. A Non-U.S. Holder that enters, or has entered, into other transactions in respect of the underlying or the securities should consult its own tax advisor regarding the application of Code section 871(m) to its securities in the context of its other transactions.

Withholding on payments will be based on actual dividends or, if stated in writing on the issue date of the securities, on estimated dividends used in pricing the security. If an adjustment is made for the actual dividends, then the true-up payment (in addition to the estimated dividend) is added to the per-share dividend amount. If a transaction is a section 871(m) transaction, information regarding the amount of each dividend equivalent, the delta of the potential 871(m) transaction, the amount of any tax withheld and deposited, the estimated dividend amount and any other information necessary to apply the regulations will be provided, communicated, or made available to Non-U.S. Holders in a manner permitted by the applicable regulations.

U.S. tax will be withheld on any portion of a payment or deemed payment (including, if appropriate, the payment of the purchase price) that is a dividend equivalent with respect to any security issued (or deemed issued) on or after January 1, 2017 that has a delta of one unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that a security (exclusive of any other transactions that may be combined with the security as discussed herein) should not be a “delta-one transaction” and, therefore, should not be subject to U.S. tax withholding pursuant to Code section 871(m). If withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld. Transactions may be combined and treated as a section 871(m) transaction, creating liability for you, whether or not we withhold on a dividend equivalent. These final and temporary regulations are extremely complex. Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax

PRS-36

Market-Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due January 4, 2019

Material U.S. Federal Income Tax Considerations (Continued)

consequences to them of these final and temporary regulations and whether payments or deemed payments on the securities constitute dividend equivalent payments.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

A security may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the security at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Potential Changes to the Tax Rules for Financial Instruments

Members of Congress have from time to time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments (potentially including the securities). These or other potential changes in law could adversely affect the tax treatment of the securities and may be applied with retroactive effect. You are urged to consult your tax advisor regarding how any such potential changes in law could affect you.

In Notice 2008-2, the IRS and the Treasury Department stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual. Additionally, unofficial statements made by IRS officials have indicated that they will soon be addressing the treatment of prepaid forward contracts in proposed regulations.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income. It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis). You are urged to consult your tax advisor regarding Notice 2008-2 and its possible impact on you.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion. A holder of the securities may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

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